EXHIBIT 99.1
NewsRelease

TC PipeLines, LP to Present at
NAPTP Master Limited Partnership Conference

OMAHA, Nebraska – May 18, 2011 – TC PipeLines, LP (NASDAQ: TCLP) (the Partnership) will be presenting at the National Association of Publicly Traded Partnerships (NAPTP) Master Limited Partnership Investor Conference on Wednesday May 25, 2011 in Greenwich, CT starting at 11:15 a.m. eastern daylight time. Steve Becker, president of the general partner, will present an overview of the Partnership and discuss its recently closed acquisition of ownership interests in each of Gas Transmission Northwest LLC, and Bison Pipeline LLC.

A live audiocast link and a copy of the presentation will be available at the Partnership's Investor Centre at www.tcpipelineslp.com.

TC PipeLines, LP has interests in 5,560 miles of federally regulated U.S. interstate natural gas pipelines which serve markets across the United States and Eastern Canada.  This includes significant interests in Great Lakes Gas Transmission Limited Partnership and Northern Border Pipeline Company as well as 25 percent ownership interest in each of Gas Transmission Northwest LLC, and Bison Pipeline LLC.  TC PipeLines, LP also has 100 percent ownership of North Baja Pipeline, LLC and Tuscarora Gas Transmission Company.  TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., an indirect wholly owned subsidiary of TransCanada Corporation. TC PipeLines GP, Inc. also holds common units of TC PipeLines, LP. Common units of TC PipeLines, LP are quoted on the NASDAQ Global Select Market and trade under the symbol “TCLP.” For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Media Enquiries:	Terry Cunha/Shawn Howard	(403) 920-7859 (800) 608-7859
Investor & Analyst Enquiries:	Lee Evans	(877) 290-2772
investor_relations@tcpipelineslp.com